Exhibit 4.70

EQUITY TRANSFER FRAMEWORK AGREEMENT

by and among

Guangdong Country Garden Education Investment Management Co., Ltd. and others,

and

Foshan Meiliang Education Technology Co., Ltd.

Foshan Zhiliang Education Technology Co., Ltd.

Beijing Boteng Education Consulting Co., Ltd.

Dated August 13, 2021

EQUITY TRANSFER FRAMEWORK AGREEMENT

(English translation)

This equity transfer framework agreement (this “Agreement”) is entered into by and among the following parties on August 13, 2021 in Shunde District, Foshan City, Guangdong Province, PRC:

I.	Transferors:

1.	Guangdong Country Garden Education Investment Management Co., Ltd. (“BGY Education Investment”)

Address: Room A216, Tower 1, Guangdong Country Garden School, West 20th Road, Shunde Country Garden Community, Bijiang Bridge Side, Beijiao Town, Shunde District, Foshan City

Legal Representative: Yang Meirong

2.	Baoding Baigou New City Bright Scholar Shenghua Education Consulting Co., Ltd. (“Baoding Baigou”)

Address: No. 187 Xingsheng Street, Baigou New City, Baoding City, Hebei Province

Legal Representative: Cheng Jinsheng

3.	Hubei Sannew Education Development Limited (“Hubei Sannew”)

Address: Site 51R2, Economic and Technological Development Zone, Sanew Chinese American School Building

Legal Representative: Cheng Jinsheng

(BGY Education Investment, Baoding Baigou, Hubei Sannew, hereinafter collectively referred to as the “Transferors”)

II.	Transferees:

1.	Foshan Meiliang Education Technology Co., Ltd. (“Meiliang Education”)

Address: F5-14, 5/F, Country Garden Center, No. 1 Country Garden Avenue, Country Garden Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (address declared)

Legal Representative: Yang Meirong

2.	Foshan Zhiliang Education Technology Co., Ltd. (“Zhiliang Education”)

Address: F5-10, 5th Floor, Country Garden Center, No. 1 Country Garden Avenue, Country Garden Community, Beijiao Town, Shunde District, Foshan City, Guangdong Province (address declared)

Legal Representative: Yang Meirong

3.	Beijing Boteng Education Consulting Co., Ltd. (“Boteng Education”)

Address: Room B-0801,7/F, Jianwai SOHO23 (South Office Building), 39 Dongsanhuan Middle Road, Chaoyang District, Beijing

Legal Representative: Chen Zi

(Meiliang Education, Zhiliang Education, Boteng Education, hereinafter collectively referred to as the “Transferees”)

WHEREAS

1. Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd., BGY Education Investment, the Transferees, Yang Meirong, Yang Wenjie and other parties entered into a Supplementary Agreement to the Exclusive Management Service and Business Cooperation Agreement on August 13, 2021, which provides that the Transferees join the Exclusive Management Service and Business Cooperation Agreement as the service receivers, which also provides that so long as an entity constitutes a subsidiary of BGY Education Investment or any of the Transferees, the transfer among BGY Education Investment, the Transferees and their respective subsidiaries of all or part of the investment interest in such subsidiary shall not be deemed as "Add a new subsidiary" as provided for in Article 10.3 of the Exclusive Management Service and Business Cooperation Agreement, and such entity shall constitute a party to the Exclusive Management Service and Business Cooperation Agreement on an ongoing basis. Baoding Baigou and Hubei Sannew are subsidiaries of BGY Education Investment as defined in the Exclusive Management Service and Business Cooperation Agreement.

2. Pursuant to the consensus above, with respect to the change of equity interest in certain subsidiaries, the Transferors and the Transferees agree as follows (with all transfer of equity interest and transfer of partnership interest hereunder collectively referred to as the “Equity Transfer” and all equity interest and partnership interest collectively referred to as the “Equity Interest”)

Chapter I Equity Transfer Relating to Meiliang Education

BGY Education Investment agrees to transfer to Meiliang Education the equity interest in the following companies on the following conditions, and Meiliang Education agrees to accept the transfer of such equity interest on the conditions set forth in this Agreement:

1. BGY Education Investment agrees to transfer its 100% equity interest in Chengdu Boxuele Education Management Consulting Co., Ltd. to Meiliang Education at a price of RMB 2,235,000.

2. BGY Education Investment agrees to transfer its 100% equity interest in Dongguan Qishi Country Garden Kindergarten to Meiliang Education at a price of RMB 500,000.

3. BGY Education Investment agrees to transfer its 100% equity interest in Dongguan Qingxi Country Garden Kindergarten to Meiliang Education at a price of RMB 500,000.

4. BGY Education Investment agrees to transfer its 100% equity interest in Foshan Shunde Beijiao Country Garden Guilanshan Kindergarten Co., Ltd. to Meiliang Education at a price of RMB 500,000.

5. BGY Education Investment agrees to transfer its 100% equity interest in Dongguan Dongcheng Bright Scholar Kindergarten Co., Ltd. to Meiliang Education at a price of RMB 500,000.

6. BGY Education Investment agrees to transfer its 100% equity interest in Huizhou Huiyang Lelebao Shenhui City Kindergarten Co., Ltd. to Meiliang Education at a price of RMB 500,000.

7. BGY Education Investment agrees to transfer its 100% equity interest in Guangzhou Zengcheng Fettes College Kindergarten Co., Ltd. to Meiliang Education at a price of RMB 1,000,000.

8. Baoding Baigou agrees to transfer its 100% equity interest in Baoding Baigou New City Shenghua Country Garden Kindergarten Co., Ltd. to Meiliang Education at a price of RMB 1,000,000.

9. BGY Education Investment agrees to transfer its 19.8425% equity interest in Foshan Yingrui Gaoze Equity Investment Partnership (Limited Partnership) to Meiliang Education at a price of RMB 43,134,000.

Chapter II Equity Transfer Relating to Zhiliang Education

BGY Education Investment agrees to transfer to Zhiliang Education the equity interest in the following companies on the following conditions, and Zhiliang Education agrees to accept the transfer of such equity interest on the conditions set forth in this Agreement:

1. BGY Education Investment agrees to transfer its 100% equity interest in Guangdong Lebeimeng Education Consulting Co., Ltd. to Zhiliang Education at a price of RMB 1.

2. BGY Education Investment agrees to transfer its 100% equity interest in Taishan Lebeimeng Education Consulting Co., Ltd. to Zhiliang Education at a price of RMB 2,450,000.

3. BGY Education Investment agrees to transfer its 100% equity interest in Guangdong Xingjian Education Co., Ltd. to Zhiliang Education at a price of RMB 36,000,000.

4. BGY Education Investment agrees to transfer its 100% equity interest in Guangdong Bright Scholar Ivy League Education Science Research Institute Co., Ltd. to Zhiliang Education at a price of RMB 5,011,026.

5. BGY Education Investment agrees to transfer its 100% equity interest in Guangzhou Xingzhu Information Technology Co., Ltd. to Zhiliang Education at a price of RMB 597,000.

6. BGY Education Investment agrees to transfer its 100% equity interest in Huidong Silver Beach Education Consulting Co., Ltd. to Zhiliang Education at a price of RMB 413,000.

7. BGY Education Investment agrees to transfer its 100% equity interest in Guangzhou Huihua Education Consulting Co., Ltd. to Zhiliang Education at a price of RMB 120,000.

8. Hubei Sannew agrees to transfer its 100% equity interest in Wuhan Mierdun Education Technology Limited to Zhiliang Education at a price of RMB 1,000,000.

Chapter III Equity Transfer Relating to Boteng Education

BGY Education Investment agrees to transfer to Boteng Education the equity interest in the following companies on the following conditions, and Boteng Education agrees to accept the transfer of such equity interest on the conditions set forth in this Agreement:

1. BGY Education Investment agrees to transfer its 100% equity interest in Beijing Huanxue International Travel Limited to Boteng Education at a price of RMB 1.

2. BGY Education Investment agrees to transfer its 100% equity interest in Beijing Huanxue Tianxia International Travel Limited to Boteng Education at a price of RMB 1,363,462.

3. BGY Education Investment agrees to transfer its 60% equity interest in Jiangxi Leti Yingdi Education Technolohy Limited to Boteng Education at a price of RMB 2,932,800.

4. BGY Education Investment agrees to transfer its 51% equity interest in Shanghai Huodai Commercial Information Consulting Co., Ltd. to Boteng Education at a price of RMB 18,455,370.

5. BGY Education Investment agrees to transfer its 100% equity interest in Shanghai Elan Education and Training Co., Ltd. to Boteng Education at a price of RMB 5,949,000.

6. BGY Education Investment agrees to transfer its 100% equity interest in Shanghai Bolai Training School Co., Ltd. to Boteng Education at a price of RMB 2,813,000.

7. BGY Education Investment agrees to transfer its 80% equity interest in Chengdu Yinzhe Education and Technology Co., Ltd. to Boteng Education at a price of RMB 133,248,000.

Chapter IV Payment and Closing

1. With respect to all transfer of equity interest hereunder, the Transferee shall be entitled to such equity interest upon the effective date of this Agreement and thereafter the Transferee shall become the shareholder of the relevant Target Company, and entitled to exercise all rights of a shareholder.

2. The Transferee shall pay the Equity Interest transfer price to the Transferor within twelve months from the effective date of this Agreement and the Transferor shall cause the relevant Target Company to complete the registration of equity interest change within ninety days from the effective date of this Agreement.

Chapter V Effectiveness and Alteration

1. This Agreement shall become effective after the Supplementary Agreement to the Exclusive Management Service and Business Cooperation Agreement becomes effective among the Parties, Zhuhai Hengqin Bright Scholar Management Consulting Co., Ltd., Yang Meirong and Yang Wenjie, and upon affixation of the company seal of each Party.

2. The Parties agree that, BGY Education Investment shall have the right to unilaterally adjust the price, percentage and closing date of the Equity Transfer, regardless of whether BGY Education Investment is the transferor in such Equity Transfer.

Chapter VI Liability for Breach of Contract

If any Party fails to perform any of its obligations under this Agreement, it constitutes a breach of contract, the non-breaching Party shall have the right to claim or waive its right to claim liabilities for breach.

Chapter VII Force Majeure

1. Event of Force Majeure

Force Majeure shall include but not limited to unforeseeable, irresistible and unavoidable events arising from acts of God, war, terrorist acts, riots, fires, explosions, earthquakes, epidemics (including relevant administrative measures and government acts), changes to existing laws, regulations and policies and any other reasons beyond the reasonable control of the affected Party.

2. Notices and Certificates

If any Party has been prevented from performing its obligations under this Agreement due to Force Majeure after the execution of this Agreement, the affected Party shall notify the other Parties within fourteen (14) Business Days after the occurrence of such event and such notice shall explain the occurrence and effect of such Force Majeure event. The affected Party shall take all necessary measures to terminate or mitigate the adverse effect of Force Majeure.

3. No Deemed Breach

Any delay or failure to perform under this Agreement due to an event of Force Majeure shall not constitute a breach by the affected Party and shall not give rise to any claim for damages, losses or penalties.

Chapter VIII Governing Law and Dispute Resolution

1. The execution, validity, interpretation and performance of this Agreement and the settlement of any dispute arising hereunder shall be governed by the PRC laws.

2. In the event a dispute, controversy or claim (including any issue regarding the existence, validity or termination of this Agreement) arises between the Parties in connection with the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve such dispute. If any dispute cannot be resolved through negotiation within thirty (30) days after the occurrence of such dispute, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing. The arbitration shall be conducted in Beijing in accordance with the arbitration rules of the arbitration institution then in effect, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties. The Parties shall continue to own their remaining rights and perform relevant obligations under this Agreement pending the arbitration. Except for the portions under arbitration, the remaining portions of this Agreement shall remain in force and effect. The validity of this Section shall not be affected by any amendment to, rescission or termination of this Agreement.

Chapter IX Miscellaneous

1. This Agreement shall be executed in five counterparts with the same legal effect. Each Party shall hold one counterpart.

2. The Parties agree that, if necessary for the completion of change registration formalities with the relevant governmental authorities in connection with the Equity Interest transfer contemplated by this Agreement, the Parties shall execute a short form equity interest transfer agreement in the form required by the relevant governmental authorities (the “Short Form Agreement”). Such Short Form Agreement shall only be submitted to the relevant governmental authorities for the completion of registration and transaction formalities. The agreements and rights and obligations of the Parties with respect to the Equity Interest transfer shall be governed by the provisions of this Agreement.

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferor:

Guangdong Country Garden Education Investment Management Co., Ltd.

(Seal) Guangdong Country Garden Education Investment Management Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferee:

Foshan Meiliang Education Technology Co., Ltd.

(Seal) Foshan Meiliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferee:

Foshan Zhiliang Education Technology Co., Ltd.

(Seal) Foshan Zhiliang Education Technology Co., Ltd. affixed

By:	/s/ Meirong Yang
Name:	Meirong Yang
Title:	Legal Representative

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferee:

Beijing Boteng Education Consulting Co., Ltd.

(Seal) Beijing Boteng Education Consulting Co., Ltd. affixed

By:	/s/ Zi Chen
Name:	Zi Chen
Title:	Legal Representative

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferor:

Baoding Baigou New City Bright Scholar Shenghua Education Consulting Co., Ltd.

(Seal) Baoding Baigou New City Bright Scholar Shenghua Education Consulting Co., Ltd. affixed

By:	/s/ Cheng Jinsheng
Name:	Cheng Jinsheng
Title:	Legal Representative

(Signature Page of the Equity Transfer Framework Agreement among Guangdong Country Garden Education Investment Management Co., Ltd., etc., Foshan Meiliang Education Technology Co., Ltd., Foshan Zhiliang Education Technology Co., Ltd. and Beijing Boteng Education Consulting Co., Ltd., entered into by the Parties as of the date first above written)

Transferor:

Hubei Sannew Education Development Limited

(Seal) Hubei Sannew Education Development Limited affixed

By:	/s/ Cheng Jinsheng
Name:	Cheng Jinsheng
Title:	Legal Representative